SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


      Check the appropriate box:

      [X] Preliminary Information Statement    [ ] Confidential, For Use Of The
                                                   Commission Only (as Permitted
                                                   by Rule 14c-5(d)(2))
      [ ] Definitive Information Statement

                        SOY ENVIRONMENTAL PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or
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      (1)  Amount Previously Paid:
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
                        SOY ENVIRONMENTAL PRODUCTS, INC.
                               9135 Barton Street
                           Overland Park, Kansas 66214

                              INFORMATION STATEMENT


I.       INFORMATION CONCERNING CONSENT OF SHAREHOLDERS

Purpose

                  This Information Statement is being furnished to the shareholders of Soy Environmental Products, Inc. (the "Company"), to inform such shareholders that on or about January __, 1998, the Board of Directors intends to obtain the written consent of holders of a majority of its outstanding voting shares for approval to amend its Certificate of Incorporation to authorize the issuance of up to 3,000,000 shares of preferred stock, $.001 par value. The approximate date of mailing this Information Statement is December __, 1997.

                  THE COMPANY IS NOT ASKING YOU FOR AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Solicitation of Consent from Principal Shareholders

                  On or about January __, 1998, the Company intends to solicit the consent of its principal shareholders to approve an amendment to the Company's Certificate of Incorporation authorizing 3,000,000 shares of preferred stock, $.001 par value, of the Company (the "Share Authorization"). Principal shareholders holding a majority of the outstanding voting stock of the Company have indicated that they will ratify the Share Authorization. Under Delaware law, a majority of the outstanding shares are necessary to amend the Company's Certificate of Incorporation to approve the Share Authorization. It is anticipated that the required consent of the majority will be obtained from the Company's principal shareholders.

Principal Shareholders

                  The following table sets forth as of [December] 1, 1997, certain information regarding beneficial ownership of the Company's Common Stock by all directors, executive officers and key employees and all persons who own beneficially, directly or indirectly, more than five percent of the Company's Common Stock, and all directors, executive officers and key employees of the Company as a group:

         Name and Address of                         Amount and Nature                  Percent of Beneficial
         Beneficial Ownership                          of Class(1)(7)                            Owner
         --------------------                          --------------                            -----

         Sean F. Lee(2)                                    815,968                               16.38%
         8855 Black Canyon Freeway
         Suite 2000
         Phoenix, Arizona  85021

         D. J. Stanton(3)                                  815,968                               16.38%
         456 Queen Street, W.
         Mount Forest, Ontario
         CANADA

         Lawrence L. Kohler(4)                             609,031                               12.23%
         2525 East Camelback Road
         Suite 510
         Phoenix, Arizona  85016

         Interchem Environmental,                          500,000                               10.03%
         Inc.(5)(6)
         9135 Barton Street
         Overland Park, Kansas  66216

         Lee E. Derr(5)                                    500,000                               10.03%
         9135 Barton Street
         Overland Park, Kansas  66214

         Capital West Investments                          460,400                               9.24%
         Holding Company, Inc.
         2525 East Camelback Road
         Suite 510
         Phoenix, Arizona  85016

         George T. Bard                                    300,000                               6.02%
         8347 East Las Estancias
         Scottsdale, Arizona  85250

         Gary L. Haer                                      250,000                               5.02%
         9135 Barton Street
         Overland Park, Kansas  66216

         Lawrence G. Olson                                  55,000                               1.10%
         214 West Vista Avenue
         Phoenix, Arizona 85021

         All Directors and Executive                      1,920,968                              38.57%
         Officers as a Group (5
         Persons)

         Unless otherwise indicated, the Company has been advised that each person above has sole voting power over the shares indicted.

(1) Based upon 4,980,400 shares of Common Stock being issued and outstanding on December 1, 1997.
(2) Mr. Lee holds all shares through the Lee Family Trust.
(3) Mr. Stanton holds the shares beneficially through Vexterglen Limited and such shares are held in trust by the Bank of Ireland. Mr. Stanton holds no position as management or any other interest in the Company or the Company's predecessor companies.
(4) Mr. Kohler owns 149,031 shares directly and controls 460,000 shares through Capital West Investments Holding Company, Inc. ("CWIHC"). Mr. Kohler is President and holds a majority of the equity stock in CWIHC.
(5) Mr. Lee E. Derr, a Director of and consultant to the Company, is an officer and director of Interchem (N.A.) Industries, Inc. and its wholly owned subsidiary Interchem Environmental, Inc. Mr. Derr does not own any shares of Interchem (N.A.) Industries, Inc. and therefore disclaims any beneficial interest in the shares of the Company's Common Stock owned by Interchem Environmental, Inc. Mr. Derr disclaims ownership of any shares of the Company.
(6) Interchem Environmental, Inc. is a wholly owned subsidiary of Interchem (N.A.) Industries, Inc. Interchem Industries is a corporation with approximately 800 shareholders, with no one shareholder controlling more than 5% of the outstanding stock.
(7) Certain of these shareholders have committed to transfer, for nominal consideration, 100,000 shares of previously issued Common Stock to certain representatives of Fox & Company Investments, Inc.

Description of the Company's Securities

                  As of the close of business on December __, 1997, there were 4,980,400 shares of Common Stock, $.001 par value ("Common Stock"), issued and outstanding and entitled to vote. Each shareholder of record is entitled to one vote for each share of the Company's Common Stock held. The Common Stock constitutes the only class of capital stock of the Company issued and outstanding. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. The Company currently has no authorized shares of preferred stock.

II.      REASONS FOR AUTHORIZATION OF PREFERRED STOCK

         The Board of Directors has authorized an amendment to the Company's Certificate of Incorporation to authorize 3,000,000 shares of preferred stock. The authorization of 3,000,000 shares of preferred stock will permit the Company's Board of Directors by resolution to authorize the issuance of such stock as a class, in one or more series, having the number of shares, designations, conversion prices, relative voting rights, dividend rights, liquidation and other rights preferences, and limitations that the Board of Directors fixes without further shareholder approval. The Company anticipates raising additional equity financing through issuance of preferred stock. The issuance of shares of preferred stock may give such holders favorable conversion prices, voting rights, and dividend and liquidation preferences not available to holders of Common Stock.

         The Company is currently engaged in private placement which includes shares of a series of preferred stock to be designated as Series A 12% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"). Up to 2,200,000 shares of Series A Preferred Stock will be issued pursuant to a Resolution of Designation of such series which will provide for the following:

         Dividends. The holders of Series A Preferred Stock shall be entitled to receive a $.12 (12%) annual dividend, accruing each June 1 and December 1 commencing on June 1, 1998. Dividends shall be payable when, as and if declared by the Board of Directors, shall be cumulative and shall only be paid out of funds legally available therefor, if any. Any accumulated but unpaid dividends will be payable upon conversion of the Series A Preferred Stock to Common Stock. At the Company's discretion, dividends may be paid in shares of the Company's Common Stock with a predetermined value of $2.00 per share.

         Priority. The Series A Preferred Stock will have preference in payment of dividends over the Company's Common Stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock will be entitled to receive $1.00 per share of Series A Preferred Stock, plus any cumulative but unpaid dividends accrued thereon, before the holders of Common Stock receive any distributions. The Company may not establish a series of preferred superior to the Series A Preferred Stock, but may establish a series with equal preferences to dividends and liquidation distributions.

         Conversion. The Series A Preferred Stock will be convertible into the Company's Common Stock in minimum denominations of 1,000 shares initially on a one-for-one basis. The conversion ratio will be subject to adjustment as of January 1, 1999 and each January 1 thereafter (each, an "Adjustment Date"). On any Adjustment Date the conversion ratio will be adjusted to the quotient of which $1.00 is the numerator and an amount equal to 75% of the Company's Common Stock five day prior average closing price is the denominator. If any adjustment changes the conversion ratio to more than one share of Series A Preferred Stock for one share of Common Stock (or increases such ratio to more than the prior ratio) notice will be given to all holders of the Series A Preferred Stock and the holders may elect within 45 days of such notice to convert the Series A
Preferred Stock at the conversion ratio in effect immediately prior to the Adjustment Date.

         Mandatory Conversion. The Series A Preferred Stock will convert automatically into the Company's Common Stock at the conversion ratio in effect in the event of a qualified public offering ("QPO") of or upon attainment of a qualified market price ("QMP") for the Company's Common Stock. A QPO will occur upon the successful completion of a public offering of the Company's Common Stock at a price of not less than $4.00 per share with total gross proceeds of not less than $5,000,000. A QMP will occur at any time after January 1, 1999 in the event the closing bid price of the Company's Common Stock in an established market equals or exceeds $4.00 per share for 90 consecutive trading days with volume of not less than one percent of the shares outstanding.

         Anti-Dilution. The conversion ratio of the Series A Preferred Stock will be subject to adjustment to prevent dilution in the event of any stock splits, stock dividends (except dividends payable on the Series A Preferred Stock) or other adjustments to capital structure of the Company.

         Registration Rights. Within 120 days of the closing of the Offering which includes the Series A Preferred Stock, the Company intends to file with the Securities and Exchange Commission a registration statement or appropriate form registering for resale of shares of Company Common Stock into which the Series A Preferred Stock is convertible. The Company intends to use its best efforts to cause such registration statement to become effective and to maintain such registration statement for at least three years thereafter.

         The proposed amendment to the Company's Certificate of Incorporation and implementation of the Series A Preferred Stock designation will allow the Company to meet its obligations under the private placement as contemplated.

III.     FINANCIAL INFORMATION AND OTHER

Financial Statements

                        SOY ENVIRONMENTAL PRODUCTS, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)

                                     ASSETS

Current Assets:

         Cash                                                           $ 33,362
         Accounts Receivable                                              16,076
         Inventory                                                        15,647
                                                                        --------

                  Total Current Assets                                    65,085

Furniture and Equipment                                                    4,748

Investment (Note 5)                                                      190,000

Organization costs, net (Note 1)                                           7,537
Licenses                                                                   5,000
                                                                        --------

                  Total Assets                                          $272,370
                                                                        ========


                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

         Accounts Payable (Note 5)                                    $  66,800
         Accrued Expenses                                                69,028
         Notes Payable                                                  150,000
                                                                      ---------

                  Total Current Liabilities                             285,828
                                                                      ---------

Commitments (Note 9)

Stockholders' Equity:
         Common Stock, $.001 Par Value, 20,000,000 Shares
                  Authorized, 4,980,400 Shares Issued and Outstanding     4,980
         Additional Paid in Capital                                     412,562
         Accumulated Deficit                                           (431,000)
                                                                      ---------

                  Total Stockholders' Equity                            (13,458)
                                                                      ---------

                  Total Liabilities and Stockholders' Equity          $ 272,370
                                                                      =========


                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                 Three Months       Nine Months
                                                     Ended             Ended
                                                 June 30, 1997     June 30, 1997
                                                 =============     =============

Sales                                             $    23,991       $    32,170

Cost of Sales                                          17,262            21,168
                                                 -------------     -------------

Gross Profit                                            6,729            11,002

General and Administrative Expenses                   179,712           377,466
                                                 -------------     -------------

Loss from Operations                                 (172,983)         (366,464)

Miscellaneous Income                                      126               371
                                                 -------------     -------------

Net Loss                                          $  (172,857)      $  (366,093)
                                                 =============     =============

Loss Per Share (Note 1)                                  (.03)             (.07)
                                                 =============     =============

Weighted Average Shares Outstanding                 4,980,400         4,980,400
                                                 =============     =============



                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  For the Nine Month Period Ended June 30, 1997
                                   (Unaudited)


Reconciliation of Net Loss to Net Cash
         Provided by Operating Activities:

Net Loss                                                              $(366,093)
                                                                      ---------

Adjustments to reconcile net loss to net cash
         provided by operating activities:
                  Amortization                                            1,330

Changes in Assets and Liabilities:
         Accounts receivable                                            (12,726)
         Inventory                                                      (15,647)
         Deposit                                                          5,003
         Accounts payable                                                66,760
         Accrued expenses                                                69,028
                                                                      ---------

                                                                        113,748
                                                                      ---------

Net cash used by operating activities                                  (252,345)
                                                                      ---------

Cash flows for investing activities:
         Increase in furniture and equipment                             (4,748)
         Increase in investment                                         (40,000)
         Increase in organization costs                                  (8,867)
                                                                      ---------

Net cash used by investing activities                                   (53,615)

Cash flows from financing activities:
         Proceeds from issuance of stock                                164,642
         Proceeds from notes payable                                    150,000
                                                                      ---------

         Net cash provided by financing activities                      314,642
                                                                      ---------

Net increase in cash                                                      8,682

Cash at the beginning of period                                          24,680
                                                                      ---------

Cash at end of period                                                 $  33,362
                                                                      =========



                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES AND NATURE OF OPERATIONS:

         Nature of Corporation. Soy Environmental Products, Inc. and Subsidiary (formerly Denom Acquisition Corp.) (the "Company") was organized under the laws of the State of Delaware on January 10, 1996. The Company was in development stage and had no activity from its inception through October 21, 1996. On October 21, 1996, the Company acquired Delta Environmental, Inc., through which all operations are conducted. See Note 2 below. On November 14, 1996, the Company changed its name from Denom Acquisition Corp. to Soy Environmental Products, Inc. The principal business purpose of the Company is to engage in the development of, ownership of interests in, and operation of facilities that produce biodegradable chemical products, and to establish national sales and distribution networks for these products.

         Principles of Consolidation. The consolidated financial statements of the Company include the accounts of Soy Environmental Products, Inc. and its wholly-owned subsidiary, Delta Environmental Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

         Revenue Recognition. Revenues are recognized on the accrual basis of accounting with revenue from product sales recognized at the time of shipment.

         Organization Costs. Organization costs consist of costs incurred prior to commencing operations. These costs consist primarily of professional fees and administrative costs, and are amortized ratably over a five year period. For the nine month period ended June 30, 1997, amortization expense in the amount of $1,330 was charged to operations.

         Interim Financial Information. The interim financial statements for the nine month period ended June 30, 1997 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the interim period. The results of operations for the nine month period ended June 30, 1997 are not necessarily indicative of the results for the year ending September 30, 1997. No financial statements for the three and nine month periods ended June 30, 1996 are presented for comparative purposes because no significant operations occurred in these periods.

         Loss Per Common Share. The computation of loss per common share is based on the net loss attributable to common stockholders and the weighted average number of common shares outstanding for the period. Common share equivalents are not included, as they are anti-dilutive in the calculation of loss per share.


2.       REVERSE ACQUISITION:

         On September 3, 1996, the Company entered into an agreement to purchase all of the outstanding common stock of Delta Environmental, Inc. The acquisition was effective as of October 21, 1996. The acquisition of Delta Environmental, Inc. was accounted for using the purchase method of accounting and as a reverse merger since the stockholders of Delta Environmental, Inc. received approximately 90% of the outstanding common stock of Soy Environmental Products, Inc. In addition, pursuant to the merger agreement, 3,030,500 shares transferred in the merger were specifically excluded from the reverse stock split. See Note 12 below.

3.       PERVASIVENESS OF ESTIMATES.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.       RELATED PARTY TRANSACTIONS:

         Leasing Arrangements. The Company leases office space under a month-to-month operating lease agreement with a related entity. For the three and nine month period ended June 30, 1997, rental expense for the office lease was $10,694 and $35,202, respectively.

5.       INVESTMENT

         The investment consists of an approximate 25% ownership interest in Interwest, L.L.C., an Iowa limited liability company, which owns a facility that will produce products for the Company. The investment will be accounted for under the equity method, however, as of June 30, 1997, no material activity had occurred with respect to the facility.

6.       STATEMENT OF CASH FLOWS:

         Non-Cash Financing Activities. For the nine month period ended June 30, 1997, the Company recognized financing activities that affected stockholders' equity, but did not result in cash receipts.

         As of June 30, 1997, these non-cash activities consisted of the following:

                  Reverse acquisition of Delta Environmental, Inc.'s net assets in exchange for 3,760,600 shares of the Company's restricted common stock.

7.       ECONOMIC DEPENDENCY:

         The Company purchases substantially all of its supply methyl esters from Interwest Cooperative, a non-related entity.

8.       COMPENSATION FROM OPTIONS:

         The Company has issued stock options pursuant to an employment agreement. The options are exercisable at $.33 per share for a period of five years from the grant date. At June 30, 1997, there were 500,000 options granted with no options exercised.

         The stock options issued to the employees have an exercise price not less than the fair market value of the Company's common stock on the date of grant. In accordance with accounting for such options utilizing the intrinsic value method, there is no related compensation expense recorded in the Company's financial statements. Had compensation cost for stock-based compensation been determined based on fair market value at the grant date consistent with the method of SFAS 123, the Company's net loss and loss per share for the nine month period ended June 30, 1997, would have been reduced to the pro forma amounts presented below:

         Net loss
                  As reported                                 $366,093
                  Pro forma                                   $436,093

         Loss per share
                  As reported                                 $    .07
                  Pro forma                                   $    .08

         The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1997: expected life - two years, risk-free interest rates of eight percent and a zero percent dividend yield.

9.       COMMITMENTS:

         License Agreement. On September 15, 1996, Delta Environmental, Inc. entered into a licensing agreement with Interchem Environmental, Inc. for sales of various Interchem Environmental, Inc. products. The contract provides for royalties at a rate of one-half of one percent of gross sales. In exchange for the licensing agreement, Interchem Environmental, Inc. received 500,000 shares of Company common stock.

10.      NOTE PAYABLE:

         As of June 30, 1997, the note payable consists of a 90-day promissory note payable to two individuals with interest at the rate of nine percent per annum, unsecured.

11.      SUBSEQUENT EVENT:

         Subsequent to the balance sheet date, the Company commenced a private placement pursuant to Regulation D promulgated by the Securities and Exchange Commission. The Company is offering for sale 15 units consisting of $60,000 Senior Convertible Notes and 60,000 three year warrants to purchase common stock at an exercise price of $1.00 per share. Each $60,000 Senior Convertible Note is convertible into 60,000 shares of common stock.

12.      REVERSE STOCK SPLIT:

         On November 8, 1996, the Company's Board of Directors authorized a one-for-six reverse split of the shares of the Company's common stock. As a result of the reverse split 4,621,500 shares were outstanding as of November 8, 1996.

13.      PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS:

         The following unaudited Proforma Condensed Consolidated Statement of Operations of Soy Environmental Products, Inc. gives effect to the reverse merger with Delta Environmental, Inc. as though such merger had occurred as of October 1, 1996. This proforma information has been prepared based on the estimates and assumptions set forth herein and in the notes to such statements. The unaudited Proforma Condensed Consolidated Statement of Operations do not purport to be indicative of the results which actually would have been obtained had the purchase been effected on October 1, 1996, or of the results which may be obtained in the future.

         The unaudited Proforma Condensed Consolidated Statement of Operations is based on the purchase method of accounting and treated as a reverse merger.

             PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Nine Month Period Ended June 30, 1997
                                   (Unaudited)

                                                       Historical     Proforma
                                       Historical Soy   Delta(1)    Consolidated
                                       --------------   --------    ------------

Sales                                    $  32,170                  $  32,170

Cost of Sales                               21,168                     21,168

Gross Profit                                11,602                     11,602

General and Administrative Expenses        377,466        29,181     (406,647)
                                         ---------     ---------    ---------

Loss from Operations                      (366,464)      (29,181)    (395,645)

Miscellaneous Income                           371                        371

Net Loss                                 $(366,093)    $ (29,181)   $(395,274)
                                         =========     =========    =========


(1) Represents the operations of Delta Environmental, Inc. for the period from October 1, 1996 through October 21, 1996, the date of the reverse merger.

Management's Discussion and Analysis of Financial Condition and Results of Operations

         The following discussion of the results of operations and financial condition should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Form 10-QSB. Prior to October 21, 1996, the Company had no operating history. Subsequent to October 21, 1996 all of the Company's operations are being carried out by its wholly owned subsidiary Delta Environmental, Inc. ("DEI"). Therefore, all discussions below concerning the Company prior to the acquisition of DEI relate to and reflect the operations of DEI only.

         Results of Operations. The Company was a development stage company at June 30, 1997, with nominal revenues generated for the three and nine month periods then ended. Additionally, prior to October 21, 1996, the date DEI was acquired, no activity had occurred with respect to the Company resulting in no prior year's operations to compare to the Company's current operations.

         For the nine month period ended June 30, 1997, the Company had sales of $32,170 with cost of sales equal to $21,168 resulting in a gross profit of $11,002. Cost of sales as a percentage of sales was 65.80% for this period. General and administrative expenses were $377,466 for the nine months ended June 30, 1997 which resulted in a loss from operations of $366,093 for the period or $(.07) per share.

         For the three month period ended June 30, 1997, the Company had sales of $23,991 with cost of sales equal to $17,262 resulting in a gross profit of $6,729. Cost of sales as a percentage of sales was 71.95% for this period. General and administrative expenses were $179,712 for the three months ended June 30, 1997 which resulted in a loss from operations of $172,983 for the period or $(.03) per share.

         The Company anticipates that its operating expenses will be increasing so that the Company's future profitability will depend upon significant increases in revenue from operations. While the Company believes that sales revenue will increase due to the Company's marketing activities and distribution agreements recently entered into, there can be no assurance as to the amount of income which the Company may be able to generate from distributions and sales operations. Losses have primarily resulted from high start-up and general administrative costs compared to the Company's initial low sales volume. Given the Company's financial resources, its anticipated expenses and the highly competitive environment in which it will operate, there can be no assurance that the Company will be able to generate sufficient revenue to fund its current or future operations or that the Company's future operations will be profitable in the near future or at all.

         Liquidity and Capital Resources. From the date of formation to the date of the acquisition of DEI, the Company had no revenues or operating income. For the nine month period ended June 30, 1997, the Company had nominal revenues of $32,170, primarily from sales of samples and trial products. As of the date of acquisition of DEI, the Company had no tangible assets. As a result of the acquisition of DEI on September 30, 1996, the Company had total assets of $181,515 and total stockholders' equity of $124,774 compared to $272,370 and $(13,458), respectively, as of June 30, 1997. As of September 30, 1996, the Company had current assets of $21,512 in the form of cash and current liabilities of $56,799. At June 30, 1997, the Company had current assets of $65,085, comprised of $33,362 cash, $16,076 accounts receivable and $15,647 inventory, and current liabilities of $285,828.

         Since inception, the Company's working capital needs have been satisfied by financing activities primarily consisting of the private placement of common stock and debt. The Company is currently privately placing discounted notes with a total face amount of $900,000. As of September 9, 1997, $325,000 face amount of such notes had been sold resulting in net proceeds to the Company of $263,855. The Company anticipates meeting its working capital needs during the current fiscal year primarily with proceeds from the sale of securities and secondarily with revenues from sales and distribution operations, if any. The Company believes that it will require substantial additional funds to cover the costs of manufacturing its products, general and administrative overhead, meeting its reporting obligations under the Securities Exchange Act, and in order to effect the acquisition of any entity or asset the Board of Directors deems necessary for the growth or well being of the Company. If such funds are necessary, the Company will seek to borrow such funds and/or raise such funds through the private or public sale of its common stock or other securities. No assurances can be given that such financing, if required, will be available, or that it can be obtained on terms satisfactory to the Company. In the opinion of management, inflation has not had a material affect on the operations of the Company.

         During the next 12 months, the Company anticipates that it will establish a manufacturer's representative organization to represent the
Company's products throughout the U.S. as well as internationally. The organization will be responsible for contacting and developing target markets as determined by the Company's segments involving large hardware/home center retail chains and the light industrial and automotive users. Management believes that the proceeds from its financing activities as currently anticipated will be sufficient to provide for the Company's planned expansion of its marketing, distribution and sales activities.

Changes in or Disagreements With Accountants

         The Financial Statements of DEI for the period commencing September 15, 1996 through September 30, 1996 have been audited by Semple & Cooper, P.L.C., independent auditors.

         From the inception of the Company until the acquisition of DEI its accountants were Rotenberg Company, L.L.P. of Rochester, New York. Due to the change in control of the Company resulting from the acquisition of DEI, the Company's Board of Directors decided to retain as its certifying accountant the accountants for DEI, Semple & Cooper P.L.C. of Phoenix, Arizona. The decision to change accountants was that solely of the Company's Board of Directors. At no time have there been any disagreements with prior or current accountants regarding any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure. None of the accounting reports associated with the financial statements of either the Company or DEI over the past two years or from the date of inception to the date hereof contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.


                                        By Order of the Board of Directors



                                          /s/     Gary L. Haer
                                        ----------------------------------------
                                        Secretary
                                     - 12 -